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                                                                     EXHIBIT 12

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STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - REAL ESTATE TRUST ONLY
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                                                                 For the Twelve Months Ended September 30
                                             ----------------------------------------------------------------------------------
(Dollars in thousands)                            1999             1998            1997             1996            1995
-------------------------------------------- ---------------- ---------------- --------------- ---------------- ---------------
FIXED CHARGES:
Interest and debt expense                          $  39,585        $  42,817       $  40,819        $  40,514       $  41,040
Ground rent                                               --               69             101              101             109
                                             ---------------- ---------------- --------------- ---------------- ---------------

     Total fixed charges for ratio                 $  39,585        $  42,886       $  40,920        $  40,615       $  41,149
                                             ================ ================ =============== ================ ===============




EARNINGS:
Operating loss                                     $ (10,291)       $ (18,457)      $ (18,987)       $ (24,176)      $ (27,341)
Total fixed charges for ratio                         39,585           42,886          40,920           40,615          41,149
                                             ---------------- ---------------- --------------- ---------------- ---------------

     Total earnings for ratio                      $  29,294        $  24,429       $  21,933        $  16,439       $  13,808
                                             ================ ================ =============== ================ ===============



RATIO OF EARNINGS TO FIXED CHARGES             Less than 1      Less than 1     Less than 1      Less than 1     Less than 1
                                             ================ ================ =============== ================ ===============


Deficiency of available earnings to fixed
      charges                                      $ (10,291)       $ (18,457)      $ (18,987)       $ (24,176)      $ (27,341)
                                             ================ ================ =============== ================ ===============
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